Exhibit 99.2

                  2006 Presentation to the Financial Community
                          "2006 Strategy and Guidance"

  January 10th - New York
  January 11th - Boston

Cover Page
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Slide 1 - Agenda  (G. Laskaris)
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Good  afternoon and welcome to KeySpan's  Annual  Presentation  to the Financial
Community on "2006 Strategy and Guidance." This morning we issued our press release announcing our earnings guidance for 2006.


In terms of our format today, Bob Catell will start with a review of the corporate strategy. Bob Fani will discuss 2005 execution and 2006 focus. Wally Parker will then provide an update on our energy delivery and customer operations business, followed by Steve Zelkowitz with a discussion of our energy asset and supply business. Gerry Luterman will then report on our financial strategy, and Bob Catell will make some closing remarks, followed by Q&A. In addition to our presenters, other members of our senior management team are present today.


Please note that the individual segment forecasts for Operating Income discussed today will be updated in a couple of months, once budgets are finalized. And finally, we will be releasing 2005 year end results on February 24th.

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Slide 2 - Disclosure (G. Laskaris)
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Most  of  today's  presentation  contains  forward-looking  information,   which
reflects numerous assumptions and uncertainties. For these statements, we claim protection of the safe harbor for forward looking statements provided by the securities laws. The several factors that could cause actual results to differ materially are set forth at the end of the presentation as well as in reports we file with the Securities and Exchange Commission.

And now, I will turn it over to Bob Catell...










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Slide 3 - Delivering on our Commitments in 2005  (RBC)

Thank you, and good afternoon. It's our pleasure to provide you with an update on the KeySpan story and the continued execution of our strategy of efficient growth and building shareholder value. We continue to strive to become the most efficient energy distribution and customer service provider in our markets, a strategy which is supported by our complementary energy supply assets.

2005 was a year of delivering on our commitments, further focusing on our core strengths and building a stronger company.

- I am happy to report that we are currently on target to meet our 2005 earnings guidance of $2.30 to $2.40 per share.

- Our gas business continues to grow organically, as we achieved our gross profit margin goal for yet another year.

- Our electric business had excellent performance throughout the peak summer months, from both our generation and T&D operations.

- We strengthened our financial position, lowering our debt-to-capitalization ratio to approximately 49% at year-end. We redeemed outstanding debt and decreased our interest expense, using proceeds from last year's non-core asset sales.

- We successfully negotiated an agreement to extend our management services contract with the Long Island Power Authority out to 2013, and to terminate the Generation Purchase Rights Agreement for our Long Island generating plants. This agreement provides for certainty for our employees and our shareholders.


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-    Recognizing the importance to our shareholders, we announced in December an increase in our dividend of four cents per share, beginning next month.


Slide 4 - Dividend Framework - 2006 (R.B. Catell)

Consistent with the strength of our cash flows and strong balance sheet, we increased our dividend to $1.86 per share starting February 1st. We realize the importance of the dividend and its increase to our shareholders as many investors hold the company for income and growth.

This is the second consecutive annual dividend increase, and our objective is to grow the dividend on an annual basis by about half of the earnings growth rate, with a payout ratio between 70 to 80%. We are comfortable with this range based on the conservative risk profile of the Company.

Slide 5 - Business Profile (R.B. Catell)

Over the past seven years, KeySpan has created a very solid business profile and grown to become the largest gas distribution company in the Northeast United States, with approximately 2.6 million gas customers in New York City, Long Island and New England. We are also the largest generator of electricity in New York State with 6,650 MW of generation, and have the largest T&D management service contract with the Long Island Power Authority. These businesses are supported by strategic investments in pipelines, LNG and gas storage.



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Slide 6 - Foundation for Growth (R.B. Catell)

We have a strong foundation for growing our businesses, which have the advantage of attractive core markets and superior growth opportunities:

o    We have a focused strategy;

o    With businesses that have a conservative risk profile, and

o    the financial strength to continue to execute on our strategy.

Let me touch on each of these points...


Slide 7 - KeySpan's Focused Strategy (RBC)

We continue to stay focused on a very basic strategy to achieve organic growth through our two core businesses: our regulated gas distribution business and our energy assets portfolio, which is primarily comprised of our electric generation facilities. Both of these businesses are well-positioned in markets with substantial growth opportunities.

In our gas distribution business, we will aggressively continue to implement our customer strategy of adding new customers efficiently to drive net revenues and increase margins.

This business has unique organic growth potential in our service territories, which benefit from operating in markets with strong customer demographics and relatively low gas saturation levels. Over 90% of our customers are residential and small commercial businesses, which are steady firm gas customers.


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And we  have  developed  enhanced  marketing  programs  to  pursue  high  margin customers and specific ethnic groups. In addition to gas heating, we are offering other new products and services to further improve our profitability.

Our second core business - our Energy Assets and Supply - includes our electric generation portfolio, our recently restructured T&D management contract, as well as the complementary assets that support our businesses. Our generation assets operate in the desirable load-pocket electric markets of New York City and Long Island. We have the opportunity for earnings growth through the continued optimization of our existing asset portfolio and our T&D management agreement, including our contractual assets.

We will add to this growth through building or acquiring additional strategic generation assets in the Northeast region. We are seeking investments in pipeline, LNG and storage assets.

And while implementing this strategy of focusing on our gas and electric businesses...

Slide 8 - Conservative Business Mix (RBC)

....We have established a conservative  business mix. With the sales of two major non-core businesses completed in 2004, we exited our higher risk investments and enhanced our risk profile.




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As you can see  here,  KeySpan's  operating  income  and  assets  are  currently concentrated in gas and electric, with over 95% of projected operating income coming from our regulated gas distribution utilities, and electric services contractual and "load pocket" businesses.


Slide 9 - Strong Financial Platform (RBC)

In addition, we have developed and maintain a strong financial position, which is essential to supporting our growth strategy:

o    We have a focused business strategy;

o    We have enhanced our balance sheet by steadily reducing debt levels;

o    Our growing dividend continues to be supported by predictable cash flows;

o Our low risk profile provides for predictable revenues and stable earnings, reflected in our solid credit ratings, and

o We have continued to be aggressive in managing our expenses and enhancing our efficiency.


Slide 10 - 2006 Objectives (RBC)

We believe the combination of our focused strategy, business profile, strong financial position and management team will allow us to grow the Company, and we have set the following objectives for ourselves this year:

- Our primary objective is to provide a total annual return to our shareholders of 9 to 10%. In order to accomplish this:



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-    We are  committed  to  growing  KeySpan's  long  term  earnings  by 4 to 5%
     annually;

-    We are focused on cash flows to support sustainable dividend growth, and;

- we will maintain our strong financial position with a debt to total capitalization ratio of approximately 50%.


In order to accomplish our objectives...


Slide 11 - Areas of Focus  (R.B. Catell)

.... we will be  aggressive  in growing our core gas  distribution  and strategic assets businesses. We will focus our attention on advancing projects to develop natural gas supply and infrastructure to meet growing customer demand. We believe the recent hurricanes and the renewed attention on supply diversity will help in bringing our projects on-stream. We all know energy prices are at an all time high, and our projects will also help to mitigate or put downward pressure on prices paid by our customers, in addition to providing energy for our future growth. We also will continue to optimize the performance of our operations to further enhance efficiency. We have established strong regulatory relationships and will continue to work to advance our regulatory strategy. And of course, as in the past, we will continue to maintain our strong corporate governance.


Turning finally to our earnings guidance...




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Slide 12 - 2005-2006 Earnings Guidance (RBC)

KeySpan is projecting growth in its earnings of 4 to 5% in 2006, resulting in guidance of $2.40 to $2.50 per share. We are also re-confirming our guidance for 2005 of $2.30 to $2.40 per share.

And now, I will turn it over to Bob Fani to discuss the specifics of our 2005 execution and 2006 direction...
















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Slide 13 - Agenda (R.J. Fani)

Slide 14 - 2005 Business Execution (RJF)


Thank you, Bob, and good afternoon.

Now that we have described our strategy of growing our businesses in 2006 and beyond, I would like to first start with a review of our accomplishments in 2005.

We have efficiently grown our Northeast gas business during the year, despite rising prices. We also achieved excellent performance in our electric operations while maintaining a high level of reliability. We completed the sales of our non-core businesses as we restructured our Energy Services segment and aligned it with our core gas business. We extended and restructured our agreements with LIPA, and continued to make progress on the regulatory front. We also continued to focus on reducing expenses while driving efficient operations throughout the Company.

Let me discuss these in more detail...

Slide 15  - 2005 Gas Business Growth - On Target (RJF)


We have been able to exceed our goal of $47 million of gross profit margin in 2005 by $2 million, adding approximately 50,000 new installations. We have achieved net load added of approximately 19 million dekatherms despite the current high gas price environment.



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We have been able to reduce  our  growth  capex by  approximately  25%,  and our marketing O&M expenses by approximately 35% as compared to 2003.

Slide 16  - Hedging Gas Costs for our Customers


I would like to now address how our hedging program has helped to mitigate the impact of high gas prices on our customers. First, in terms of gas supply, KeySpan has adequate supplies for this winter, with one-third of our customers' needs in storage and LNG, which was 100% full at the start of the heating season. In addition, the remaining two-thirds of our gas needs are covered by contracts for pipeline and capacity supply of 100 billion cubic feet for winter delivery, of which half is hedged with financial derivatives to lock in prices.


Through our storage and hedging strategy, KeySpan has been able to mitigate rising gas costs, and our financial hedges have saved our customers several hundred million dollars this heating season, as calculated at year end. We do, however, expect our customers' bills to increase approximately 30 to 40% this winter, assuming normal weather. To help alleviate this increase, KeySpan has several customer programs in place, like balanced billing plans and LIHEAP.


Turning now to another impact of higher gas prices...






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Slide 17  - Collections in Gas Distribution (RJF)


....which is a rise in  uncollectibles  in the gas business.  We have implemented several aggressive programs to manage this increase.

We stepped up our collection efforts, including an early referral program, which is a more aggressive outbound calling process and field collection effort.

This program has shown success, as demonstrated by the decrease in A/R greater than 90 days as a percentage of revenue, as compared to last year. This is an important metric for aging receivables, and an item that we will continue to actively manage.

Looking now at our electric business ...

Slide 18  - Operational Excellence   (RJF)


We achieved outstanding performance during the past summer. With regards to the operations of our New York City and Long Island generation facilities and our operation of the LIPA transmission and distribution system, we continued to achieve top performance among our New York State peers.


In addition to the excellent 96% availability performance of the entire Ravenswood facility, our Long Island generating units had over 97% availability during the very hot summer cooling season. KeySpan continues to excel at the top of the list of New York State overhead electric utilities in operating the Long Island T&D system for LIPA's customers. We have achieved for Long Island customers:



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-    the shortest power outage time,

-    the quickest average power restoration time, and

-    the second lowest time between electric interruptions.


I would now like to give an update on our LIPA contracts...

Slide 19 - Update on Contracts with LIPA (RJF)


Last month KeySpan and the Long Island Power Authority successfully reached an agreement to restructure several of the contracts we have in place for operating their electric system to help meet the long term energy needs on Long Island in a safe, reliable and efficient manner. This innovative agreement will improve the efficiency of the Long Island electric distribution operations, reduce costs to consumers, as well as provide benefits to KeySpan shareholders. This agreement enhances and clarifies KeySpan's long-term presence on Long Island.

By  simplifying  operational  and  administrative  procedures  between  the  two organizations, the agreement provides KeySpan with greater control and flexibility in providing service to electric customers on Long Island in the most efficient manner.


The primary feature of the agreement is the modification and extension of the Management Services Agreement or MSA for an additional 5 years through 2013. The current agreement was set to expire in December 2008, with a re-bidding in 2006.


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Under this  agreement,  KeySpan  operates and  maintains  the  transmission  and distribution system. In addition to extending the MSA, the pricing for the agreement has been simplified and will provide incentives to KeySpan to further improve efficiencies in providing service to LIPA.

The other major revision involved the Generation Purchase Rights Agreement or GPRA. Under the original GPRA, LIPA had the option to purchase all of KeySpan's generation facilities subject to the Power Supply Agreement or PSA at fair market value. That agreement will be terminated.

In its place LIPA has a one year option in 2006 to purchase KeySpan's Barrett and/or Far Rockaway steam units, with a total capacity of approximately 450 MW, at book value which approximates fair market value. If LIPA elects to purchase either or both of these two generating facilities, KeySpan will have a separate contract to continue to operate either or both of these purchased facilities until 2013. KeySpan will continue to own the remaining 3,600 MW which we consider to be valued considerably above book.



Slide 20 - Update on Contracts with LIPA - Cont'd  (RJF)


Under the terms of the new agreement between LIPA and KeySpan, the benefits that KeySpan will recognize through the restructured agreements include:



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-    Revenue  stability as the MSA contract has been  extended to match the term of the PSA contract, which will further enhance the company's low risk profile and add to the security of our strong cash flows.

- The operating income from all the LIPA contracts is not expected to be materially impacted by this agreement, as we forecast it at approximately $110 million.

- However, the restructured agreements will provide KeySpan with upside opportunity as we will benefit from enhanced efficiencies and synergies in operating the LIPA system, as well as from increased electric load growth on Long Island.

- And finally, KeySpan will be acquiring the rights to utilize all income tax credits available to LIPA.

In consideration for these items, as well as for the elimination of the GPRA, KeySpan will pay to LIPA approximately $69 million and will relinquish certain accounts receivable in the amount of approximately $90 million due from LIPA. As a result, $160 million will be capitalized as a contractual asset, $50 million of which will be amortized over the eight year period of the MSA.


Overall, we are very pleased with the restructured  arrangement as we believe it
provides  value  to  LIPA,  its   customers,   KeySpan   employees  and  KeySpan
shareholders.


These revised agreements with LIPA are subject to LIPA obtaining governmental approvals, which are anticipated in the second quarter.



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Looking now at other regulatory matters...


Slide 21 - Boston Regulatory Update (RJF)

We continue to work effectively to build strong regulatory relationships in the gas business. At the former Boston Gas Company, we recently had a beneficial adjustment of $12 million from the Massachusetts Department of Telecommunications and Energy with regards to our Performance Based Rate Plan as well as pension cost recovery.

On the issue of increasing uncollectibles, in November 2005 the DTE approved the recovery of uncollectible expenses attributable to gas costs. This decision applied back to 2004, which means that KeySpan will be able to recover $20 million for 2004 and 2005, and we expect an additional $15 million in 2006. We are extremely pleased with the DTE's decision.


Turning now to regulatory matters in New York...


Slide 22 - New York Regulatory Update (RJF)


We have not had a rate case in New York and Long Island for nearly ten years and have developed a regulatory strategy for both gas utilities. Due to the unprecedented high gas costs we are currently experiencing, we have filed for deferral of costs related only to the impact of high gas costs projected for 2006 and '07. This includes uncollectibles, storage carrying costs, and the resulting increase in working capital requirements. The estimated incremental


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cost of these items is  approximately  $65 million in both 2006 and 2007,  above the levels for these items reflected in current rates. We hope to hear from the Commission on our filing in the near future.

We are also considering the filing of New York and Long Island rate case proceedings during this year, which would cover higher plant investment, employee benefits and labor costs, the impact of high gas prices, as well as reguolatory deferrals.


We will continue to keep you updated as we further develop our regulatory strategy.


Regarding the Energy Services segment...


Slide 23 - Energy Services - Restructured (RJF)


....which is  composed of two  divisions  - Home  Energy  Services  and  Business
Solutions. This segment complements the gas utility business as it serves the customers in our Northeast territories under the KeySpan brand. The Home Energy Services division serves residential and small commercial customers, while the Business Solutions division provides professional services such as engineering


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design  and  facility  maintenance.  The  restructuring  of  this  division  was completed in the first quarter of 2005, when we exited the mechanical contracting business. This restructured segment has continued to improve throughout 2005 due to improved operations, focus on growing fee-based revenues, and targeted cost reductions.

Slide 24 - Holding O&M Levels Steady (RJF)


Now I would like to turn to another important focus for KeySpan - the management of our expenses. As you know, we have undertaken a multi-year initiative called Business Transformation across the entire enterprise to further improve operational performance to offset the effect of higher costs.

This has helped us achieve in 2005 a level of Operations & Maintenance expenses that were in line with 2004. We are also planning to maintain our 2006 O&M expenses at this same level of approximately $1.3 to $1.4 billion.


We have achieved significant and sustainable cost reductions over the last two years. Here you can see that we have improved O&M expenses as a percentage of net revenue over the past several years and are currently holding this percentage level steady. We are faced with annual increases of approximately $50 to $100 million in O&M costs. These include items such as wage increases, benefits, and pensions. These escalating expenses have been offset by increased productivity and efficiency through our successful BT program.



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Slide 25 - 2006 Focus (RJF)

In closing, our primary areas of focus in 2006 will be the aggressive implementation of our gas customer growth strategy, the optimization of the operation of our existing assets and contracts, and the continued progress on new and existing development projects.


We will also continue to drive operating efficiency through our businesses, as we make the best use of our resources for growing the Company.

We will now turn to our business operations. First, Wally Parker will discuss our regulated gas distribution utilities and energy services; and then Steve Zelkowitz will review our energy assets and supply business. They will discuss both the growth drivers and operational efficiencies of these two businesses.

I will now turn it over to Wally...


Slide 26 - Agenda (W.P. Parker)

Slide 27 - KeySpan Gas Distribution (WPP)


Thanks, Bob, and good afternoon.

Let me start with the Gas Distribution business...

As the largest gas distribution company in the Northeast United States with over $1.7 billion in gross profit margin and approximately 2.6 million customers, our primary focus is to achieve cost-effective growth. Our customer growth is based on enhancing new growth revenue as well as net margins and improving operating efficiencies.


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Our growth will be driven by our substantial market  opportunities where we have a combined residential and commercial potential of over 1 million prospects. We will achieve our growth while at the same time continuing to optimize capital and marketing costs. And we have set an aggressive sales goal of $50 million in new gross profit margin for this year.

Now turning to our gas operating income forecast and its drivers....

Slide 28 - Gas Distribution Outlook (WPP)


In 2006, the Operating Income contribution from our gas business is projected to be in the range of $580 million to $600 million, similar with the level in 2005, assuming normal weather conditions. This estimate factors in lower margins associated with high gas prices of approximately $10 million for incremental conservation and $10 million for uncollectibles.

With regard to year end 2005, we are projecting operating income to come in below the guidance range due to higher uncollectibles and the increased impact from conservation and attrition.

The primary drivers of operating income in 2006 are the addition of new customers offset by the impact of conservation and attrition in our service territories of approximately 2.0%, as well as an increase in uncollectibles, depreciation and operating taxes. We believe our aggressive marketing and sales programs are strong enough to offset the challenges in 2006.



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And even though gas prices, like energy in general,  are at an all time high, we continue to aggressively add new customers at a record pace by emphasizing the value proposition of natural gas - clean, efficient, low-maintenance and essentially from North America. And through our analysis of optimizing capital and marketing expenses, for 2006 we derived our new goal of $50 million.

Slide 29 - Conservation, Uncollectibles (WPP)


We are starting to see the impacts of the unprecedented high energy prices being experienced.

In terms of conservation and attrition, while it is early, customers have started to react to higher energy bills. In order to be prudent, we have provided for an increase from about 1.6% to 2.0% of net margins. We believe this impact will subside when gas prices start to moderate.


We continue to closely monitor customer use patterns and will provide updates as appropriate. In addition, we expect uncollectibles to increase approximately $10 million over 2005, net of the benefit we received from recovery of uncollectibles in our Boston service territory. We have not assumed any impact from our regulatory filing in New York.



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KeySpan has taken a number of steps to mitigate the impact of higher gas prices.
Our hedging program in place helps reduce customer bills. In addition we are promoting balanced billing to our customers which allows them to smooth out their gas payments by paying a level amount throughout the year. We currently have 40% of our customers on these balanced billing plans. We also have an aggressive early referral program, which allows us to work one-on-one with customers before unpaid gas bills begin to accrue. We also encourage qualified customers to access the newly expanded Low Income Home Energy Assistance Program or LIHEAP, which Congress is reviewing for approved for a total of $5.1 billion as part of the new Energy Bill.

Slide 30 - Summary of Rate Plans (WPP)


KeySpan's gas growth will be accomplished through the regulatory plans under which we currently operate in our three service territories.

o In New York, we have a rate base of $2 billion with an excess earnings sharing level over 13.25%, and we have earned a ROE of approximately 12% for the 2005 rate year.

o On Long Island, the rate base is $1.7 billion with an earnings sharing level over 11.1%, and we earned approximately 9% for the 2005 rate year.

o For the New England companies, we have a total rate base of approximately $980 million with an earnings sharing level over 14% at the former Boston Gas Company, which is projected to earn an ROE of approximately 12% for the 2005 rate year.




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We also have pension and OPEB  true-ups in both Boston and Long Island,  weather normalization in New York and Long Island and weather insurance in New England and most recently, gas cost uncollectible recovery in Boston.

The foundation for our growth continues to be our unique organic growth opportunity in both the residential and business markets...

Slide 31 - Unique Organic Growth Opportunity - (WPP)


In our residential market, our territory is only a little more than 50% saturated in the space heating market, with over one million additional prospects and over $700 million in Gross Profit Margin potential.

We continue to use our New York market, with its 83% saturation level, as the model for growing our Long Island and New England residential markets, which are 37% and 50% saturated, respectively.

In the business market segment, our territory has a saturation level of approximately 60% across all of our territories, with approximately 150,000 additional prospects and $300 million in gross profit margin potential.



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Thus, we have significant long-term opportunity for targeting profitable organic growth of approximately $1 billion in gross profit margin.

Slide 32 - Market Potential (WPP)


In growing the gas business, we optimize the use of our capital resources by allocating them to the most profitable segments ...

In both our residential and business markets, we are focused on:

o Low-use customers, who are easily convertible to gas heat and require essentially no capital expenditure, and

o Prospects that do not currently use gas, but only require a service connection since they are close to a gas main.

These two categories represent approximately two thirds of our prospects -- those that require a minimum amount of capital and increase GPM the most.

Approximately $400 million or 55% of the residential heating potential is either an existing low-use customer or a prospect that is close to the existing infrastructure.

Similarly, for the business market, $220 million or 80% of the gross profit margin potential is either an existing low-use customer or a prospect relatively close to a gas main.



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So, of the $1 billion organic growth opportunity,  approximately  two-thirds can be added with little or no capital investment.

Slide 33 - Advanced Customer Strategy (WPP)


And, we have continued to refine our gas marketing program to further enhance profitability. We created an enterprise-wide, customer-focused strategic marketing organization. It will target markets from a corporate approach and integrate corporate branding in all our advertising.

This new refinement will help us augment our successful mass marketing campaign with a targeted marketing approach that will allow us to appeal to specific market segments.

Opportunities are defined using market segmentation and priorities are targeted. Value propositions are developed based on segmentation and buyer behavior.

This continued strengthening of market intelligence and customer segmentation will allow us to further optimize the use of our resources in the most efficient manner and maximize the gross profit margin contribution.

Slide 34 - Multicultural Marketing Campaign (WPP)


As part of our approach to reaching target markets, we developed a multicultural marketing campaign. These are a few examples of the advertisements we are using to reach out to the diverse group of potential customers we serve in our


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


territories, in languages such as Chinese, Spanish, and Korean. Our pilot programs have demonstrated excellent opportunities here and we hope to see strong results of this campaign as we strive to meet our sales goal this year.

Slide 35 - ROIC Approach to New Customer (WPP)


Taking into account our increased focus on efficient use of resources while maximizing gross profit margin, we developed an optimal gas growth goal for 2006 targeting $50 million in gross profit margin.

As Bob mentioned earlier - return on invested capital or "ROIC" has become a major driver in the expansion or growth of our gas distribution system. This GPM goal was developed using an ROIC analysis - where the added growth will provide an average ROIC of approximately 16%.

This approach resulted in a 2006 GPM target that is 6.5% higher than our $47 million goal last year, while making the most efficient use of both our capital and expense resources.

Due to our increased focus on optimal growth, we have reduced both our growth capital and marketing expenditures over the past several years while keeping new GPM at similar levels.

While this strategic approach has resulted in a modest reduction in GPM since 2003, we have reduced our growth capital by approximately 25% from 2003 to our projected level of $165 million in 2006. We have also reduced our marketing expenses by approximately 35% from 2003 to $41 million in 2006.




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




Slide 36 - Gas Segment - Operational Efficiency (WPP)


As further proof of the increased efficiency of the gas business, here you can see the significant improvement in one of our key performance metrics, as the ratio of our marketing O&M costs divided by gross profit margin continues to decrease, which means that it now costs only 87 cents to add one dollar of GPM - down 35% since 2003. And we expect to further improve this metric in 2006.

Now I would like to change gears and touch on our other customer-focused business - Energy Services...



Slide 37 - KeySpan Energy Services (WPP)


Bob Fani has already discussed the restructuring of this segment and that we have decided to retain the Home Energy Services Division, which should benefit from our new corporate strategic marketing approach.

The remaining components of this business - Professional Services - will continue to focus on business customers. As a reflection of the successful restructuring of this segment and its 2005 results, operating income in 2006 is projected to be positive.






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



Slide 38 - KeySpan Strategic Businesses (WPP)


In conclusion, the elements of KeySpan's gas businesses fit together into the corporate strategy and benefit from mutual advantages. Both the gas distribution utilities and the energy services subsidiaries can both reach desirable markets with the same branding, as they create customer satisfaction. This results in profitable, efficient and sustainable growth for the future in the largest part of the business.

I will now turn it over to Steve to discuss the Energy Asset and Supply Group.










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




Slide 39 - Agenda (S.L. Zelkowitz)

Slide 40 - Energy Asset & Supply Business (SLZ)


Thanks, Wally, and good afternoon.

Consistent with our strategy, KeySpan's energy asset and supply business continues to be focused on the Northeast United States energy markets, supporting our gas and electric businesses.

In this segment, we manage a portfolio of assets, which includes electric generation, pipeline, LNG, and storage, as well as contracts for physical pipeline and storage capacity to meet the needs of our customers as well as agreements to operate LIPA's electric system on Long Island.

We seek to grow this business through the optimization of the operation of our existing assets and by adding new ones.

Slide 41 - KeySpan Electric Services (SLZ)


Electric Services is a key business for KeySpan, providing over $1.5 billion in gross revenue and a major portion of our earnings, projected to contribute over 35% of our operating income in 2006.

The electric services business serves the New York City and Long Island areas. We own and operate approximately 6,650 MW of generating capacity - with 4,200 MW located on Long Island and 2,450 MW in New York City.

We provide the vast majority of Long Island's power under long-term contracts with LIPA. In addition, our Ravenswood generating station -- which operates in the desirable New York City load pocket with local reliability rules -- provides approximately 25% of New York City's power.

Also,  we  have  the  contract  with  the  Long  Island  Power  Authority,   the
restructuring of which Bob Fani discussed earlier, to manage the transmission & distribution system for LIPA's 1.1 million customers.

In terms of our electric Operating Income forecast and its drivers...

Slide 42 - Electric Services Outlook (SLZ)


In 2006,  the  operating  income  contribution  from our  electric  business  is projected to be in the range of $330 to $350 million, an increase of approximately $45 million over 2005 guidance, assuming normal weather conditions. We are projecting 2005 year-end operating income to be above the high end of the guidance range, due to the extremely hot weather we experienced this past summer as well as the benefit we received due to the oil/gas price spreads in the market. The fuel switching capability of our older Ravenswood steam units allowed us to switch to the cheaper fuel and enhance spark spreads.

The 2006 projection can be broken down into two categories:

- The first consists of the three contracts we have in place with LIPA, which contribute approximately one third of the operating income in this segment
     - or about $100 million. These contracts have been restructured and will continue to provide a solid and predictable earnings stream. We expect our contracts to provide an added $10 million in 2006, primarily from lower synergy sharing levels with LIPA under the PSA contract.

- The second category contributes the remaining two-thirds of Operating Income and is derived from the Ravenswood plant in NYC. The two earnings drivers continue to be the capacity and energy markets.

o In terms of the capacity market, our Ravenswood plant is located in the New York City load pocket, and - due to limited transmission capability into the City - continues to operate under the FERC-approved local reliability requirement. We believe the New York ISO will officially increase the local reliability requirement from the current 80% to 82%. This rule would require that 82% of peak capacity requirements to be provided by in-city generators.


o    Now turning to the energy market:

o The key drivers are supply-demand balance, oil-gas price differentials, transmission constraints, the weather, the economy and ISO price mitigation measures.



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


o We have also decided to report spark spreads on an average annual basis rather than on a peak basis as previously provided, since some of the energy margins also come from the off peak markets.

o In 2005, due to the warmer than normal summer weather, we are projecting average annual spark spreads towards the high end of the $20 to $25 per MW-hr guidance range.

o For 2006, we are projecting average annual spark spreads in the $25 to $30 per MW-hr range, assuming normal summer weather conditions, although we expect generation output to be lower than 2005 due to the new plants.

Slide 43 - Capacity Issues (SLZ)


Now I would like to address in more detail the New York City capacity market and its outlook for 2006. There has been a considerable amount of discussion regarding the 1,000 megawatts of new capacity that is projected to come on line this year, and its impact on capacity pricing. New York City remains one of the most attractive capacity markets in the United States because it is a load pocket with local reliability rules, and we expect it to remain a great market now and in the future.

In fact, in the recently issued NY ISO Reliability Needs Assessment Report, the ISO highlights that additional capacity will be required in southeastern NY to offset load growth, unit requirements and diminishing voltage performance.



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


Remember that these planned additions will cover the growing demand in the City of approximately 150 to 200 megawatts per year, but there will be some unevenness in the capacity markets as the demand grows over time to match this incremental capacity.

There are several other factors, however, that will directly affect this year's outlook for capacity pricing.

The timing of the new additions will be critical to any pricing, and some projects have been delayed due to the challenges of construction within New York City. In addition, transmission constraints and plant availability will impact capacity pricing. And finally, a recommendation was made to the NYISO by the NYS Reliability Council to increase New York City's in-city reliability requirement to 82%, which would enhance the value of all capacity within NYC.

These items were factored in the development of our forecast.

Moving now to our Energy Investments segment...

Slide 44 - Energy Investments (SLZ)


Following the monetization of our non-core assets, this segment primarily consists of our gas pipeline, storage, and LNG assets, including our investment in the FERC-regulated Iroquois pipeline and our LNG facility in Rhode Island. This segment also includes our Seneca Upshur subsidiary, which operates oil and gas production assets in West Virginia.


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


In terms of operating income in 2006, the Energy Investments segment is expected to continue to earn about $10 to 20 million, level with our 2005 guidance.

Slide 45 - Future Investments (SLZ)


Looking at our future investments, we have stated that we are interested in asset acquisition and/or development opportunities, including pipelines, storage, LNG, contracted or load-pocket generation, electric transmission and renewable facilities. These investments will help support and grow both our gas and electric businesses.

These investments fit strategically into the big picture of North American energy infrastructure...

Slide 46 - Pipeline Infrastructure (SLZ)


....where we are evaluating  new reliable and flexible  supply options across the pipeline network.

The new projects we are currently undertaking will increase the availability of gas to our service territories by gaining access to essentially every major supply basin in North America, as well as imported LNG. These projects should help exert downward pressure on gas prices and enhance deliverability, as well as provide us with an opportunity to increase our earnings. This infrastructure growth is focused on three areas, namely: the Great Lakes and Canada, the Atlantic region, and liquefied natural gas. Of course, any new projects will undergo our rigorous and disciplined review process.

Now reviewing some of our current projects underway...

Slide 47 - Growth - Islander East & Millennium (SLZ)


We have two pipeline projects... First, our Islander East pipeline project will increase gas supply to Long Island with 265 million cubic feet per day, and is planned to be in service for winter 2007-08 with a total project cost of approximately $200 million, which will be shared with our partner, Duke Energy. This project will produce FERC regulated returns.

We are continuing to work through the process in Connecticut for obtaining the final permit - the Clean Water Act authorization, which was rejected by State of Connecticut DEP. Now that the Second Circuit Court of Appeals has denied Connecticut's constitutional challenge to the Energy Policy Act, our appeal of the Connecticut DEP Clean water act denial can proceed on the merits in that Court. Oral argument in the case was held last Tuesday and we are hopeful for a prompt and positive decision.

Secondly, KeySpan's 21% equity interest in the Millennium pipeline project will help bring new supplies of natural gas to New York and the Northeast from Central United States and Canada. The total project cost is approximately $600 to $650 million, and KeySpan and other utilities have already contracted for over 300 million cubic feet per day. The review process by FERC has commenced, and we look forward to this project being in service in the late 2007 time period.

We also continue to evaluate our options on our existing 2 Bcf FERC-regulated LNG storage facility in Providence, Rhode Island, where we have proposed an upgrade to accept marine deliveries and triple vaporization capacity.

I will now turn it over to Gerry Luterman, who will review our financial profile.












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




Slide 48  - Agenda (G. Luterman)

Slide 49 - Financial Focus (GL)


Thanks, Steve, and good afternoon.

Today I would like to review KeySpan's financial position and strategy- which support the growth of our company. In this context, we are focused on continuing to improve profitability as we grow, and maintain our strong balance sheet consistent with our `A' quality credit rating. Underpinning this is our strong and reliable cash flows from core operations which ensures our current dividend and its growth as well as maintenance capex. In addition, the growth in each business unit is focused on its return on invested capital, all of which will enable us to maximize shareholder value. This has been our focus and will continue as we pursue our corporate growth strategy.


To start, I would like to discuss this past year's accomplishments...


Slide 50 - 2005 Financial Accomplishments (GL)


We achieved much during 2005. With the proceeds from the completed asset sales, we were able to reduce long-term debt levels. All in all, we reduced outstanding bonds by approximately $700 million in 2005, in the face of the high gas cost impact on working capital. We saved over $60 million in interest expense through the third quarter of 2005. And reflecting our strong credit profile, we successfully renegotiated a $1.5 billion credit facility for five years at a significantly lower cost. Twelve million shares were issued in May under our MEDS equity program, and we redeemed all of our outstanding preferred stock.






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



All these proactive steps resulted in the further strengthening of our balance sheet by approximately 840 basis points, further reinforcing our "A" quality credit rating.

Slide 51 - Strengthening the Balance Sheet (GL)


The debt-to-capitalization ratio has come down from 67% at the end of 2002 to approximately 49% at the end of 2005. For this year, we are projecting debt to total cap to increase slightly to approximately 50% due to higher commercial paper balances. All in all, we are comfortable with these ratio levels in the high 40's to low 50's, considering our low business risk profile.

Slide 52 - Low Risk Financial Profile (GL)


This is also reflected in our low risk financial profile, and continued access to the capital markets. Our commercial paper program continues to trade at very tight levels over LIBOR, providing our operations with low-cost working capital. 20% of our long-term debt is low-cost, tax-exempt bonds, and we have virtually no bonds maturing until 2008.

Slide 53 - Cash Flow / CapEx (GL)


Looking more closely at our financial projections...Our net cash flow from core operations, given normal weather and before capex for new investments and gas growth, is projected to improve by approximately $25 million in 2006, covering both our maintenance capital expenditures and newly-increased dividend.

Please note that our maintenance capex is related to infrastructure work required in order to deliver energy reliably and safely to our customers.

For cash flows, we are projecting to generate about $735 to $785 million, from operations in 2006 - an improvement of $10 million over 2005. This level of cash flow will cover our on-going maintenance capex which is projected to be approximately $405 million - $20 million lower than the 2005 projected year-end level.

- At the business segment level, our gas maintenance capex for 2006 is expected to be $15 million lower than 2005's level.

-    Our Electric Maintenance will remain at $105 million,

- The balance of the 2006 projected capex is approximately at the same level as 2005.


In addition to our capex for gas growth of $165 million, our other investments are broken out separately and include our Providence LNG plant upgrade, the Millennium and Islander East pipeline projects. Project financing will be used, as appropriate.

Slide 54 - Solid Dividend (GL)


We are currently providing a yield of approximately 5%, which is comparatively higher than both the S&P 500 and Utility indices, as well as the current yield on the 10-year U.S. Treasury.

Under our new dividend framework and asset base, we are comfortable with maintaining a payout ratio of 70 to 80% of earnings, reflecting our lowered business and financial risk profile. We continue to be committed to our dividend, recognizing it as a key part of KeySpan's overall return to shareholders.


Slide 55 - Financial Strength (GL)


In summary, our financial strength translates into these five elements:

o    a strong balance sheet,

o    `A' quality credit,

o    a disciplined capital approach,

o    solid earnings and cash flow from operations, and

o a sustainable cash dividend to our shareholders of $1.86 per share, beginning in 2006.


....All of which is supported by our strategy of core business growth.

Slide 56 - 2005 - 2006 Guidance (GL)


With this strong financial condition, we are projecting 2006 earnings growth of 4 to 5 percent over 2005, for earnings per share of $2.40 to $2.50.

Perhaps more importantly, our cash flow per share for 2006 is projected to be $4.20 to $4.50 per share, approximately two dollars higher than our EPS projection.

I would like to turn it back to Bob Catell for closing remarks...

Slide 57 - Agenda (R.B. Catell)

Slide 58 - Conclusion (RBC)


Thanks, Gerry. Today you have heard from our strong management team about KeySpan's strategy for growing its gas and electric businesses.


Our strong financial position with our enhanced balance sheet and liquidity position sets the foundation for KeySpan to pursue its growth opportunities.

The new growth opportunities we seek will be consistent with our low risk business model.

Corporate governance is a priority at KeySpan, as is our relationships with regulators and the communities we serve.

And we reiterate our commitment to the dividend - now raised to $1.86 per share starting next month - which, added to our 4% to 5% earnings growth, provides a relatively low risk, solid total return of 9 to 10% to our shareholders - as we continue to strive towards maximizing shareholder value.

Thank you for your interest in KeySpan, and we would be glad to answer your questions at this time.





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